Exhibit 10.24
Loan Agreement
(Translation)

Party A：Qufu Natural Green Engineering Co., Ltd.
Party B：Shandong Shengwang Pharmaceutical Co., Ltd.

WHEREAS, Party B applied for a loan from Party A and both parties negotiated the terms in good faith;

NOW, therefore, both parties have agreed to enter this loan agreement under the terms and conditions as follows:

1.	Party A will loan RMB 20,000,000 (twenty million) to Party B as working capital.
2.	Term: from November 21, 2011 to November 20, 2012. The principal is due in full amount on expiration date.
3.	Party B shall pay back the loan on time.
4.
On expiration date, Party B shall fully pay back the loan in one payment. If further cash or loan is needed, both parties shall sign a new loan agreement, and Party A decides at its own discretion a potential increase or decrease of the credit line available to Party B.

Party A: Qufu Natural Green Engineering Co., Ltd.

Signature: /s/ Chengxiang Yan
(corporate seal)

Party B: Shandong Shengwang Pharmaceutical Co., Ltd.

Signature: /s/ Laiwang Zhang
(corporate seal)

Date: November 18, 2011